Exhibit 99.1

HF Foods Group to Acquire Searay Foods, a Highly Attractive Canadian Importer and Distributor of Ethnic and Specialty Seafood Products, Marking the Company's First International Expansion

Strategic entry into Canada through the Vancouver metro market, one of North America's premier specialty Asian foods markets with deep multicultural ties

Reinforces HF Foods' positioning as the acquiror of choice, extending its proven M&A playbook into new geographies

Transaction valued at approximately 5.0x Searay's 2025P Adjusted EBITDA and is expected to be immediately accretive to Margins and EPS

Consideration to be funded through a combination of cash and HF Foods common stock

HF Foods' reaffirms previously communicated target of expanding consolidated Adjusted EBITDA margin to 4.5%-5.0%+ over the next three to five years

LAS VEGAS, July 23, 2026 (GLOBE NEWSWIRE) — HF Foods Group Inc. (NASDAQ: HFFG) (“HF Foods” or the “Company”), a leading distributor of international foodservice solutions to Asian restaurants and other businesses across the United States, today announced that it has entered into a definitive agreement to acquire Searay Foods Inc. and its related entities (“Searay”), a leading Canadian importer and distributor of ethnic and specialty frozen seafood, headquartered in Richmond, British Columbia. The transaction represents HF Foods’ first expansion outside the United States and is expected to close in Q3 2026, subject to customary closing conditions and regulatory approvals.

Under the terms of the agreement, HF Foods will acquire up to 100% of the outstanding equity interests of Searay for total consideration of approximately CAD$47.9 million (approximately US$35 million), representing approximately 5.0x Searay's 2025 Adjusted EBITDA of approximately CAD$9.6 million. Consideration will be funded through a combination of cash on hand and shares of HF Foods common stock, with final terms to be disclosed upon closing.

Management Commentary

“The acquisition of Searay is a pivotal milestone in HF Foods’ growth journey and the first step in our long-stated strategy to expand our platform beyond the United States,” said Felix Lin, President and Chief Executive Officer of HF Foods. “Searay has built an exceptional reputation over 25 years as a leading Canadian distributor of ethnic frozen seafood, with deep supplier relationships, a trusted multi-brand portfolio, and industry-leading margins. This transaction is consistent with the disciplined, accretive M&A strategy we have communicated to investors, and we are excited to combine Searay’s expertise in frozen seafood with HF Foods’ national distribution infrastructure to unlock meaningful cross-selling and supply chain synergies across both businesses.”

“We are proud of what we have built at Searay over the past 25 years, and we believe HF Foods is the right partner to carry that legacy forward,” said Jack and Philip Chan, Co-Presidents and founders of Searay. “HF Foods’ scale, distribution network, and shared commitment to quality and customer service make this a natural combination. We look forward to working alongside the HF Foods team to accelerate Searay’s growth, including our ongoing expansion into the U.S. market.”

Strategic Rationale

•First International Expansion: The transaction marks HF Foods’ entry into Canada and establishes a platform to pursue further growth across North America, consistent with the Company’s previously disclosed proven M&A playbook of geographic expansion, increased distribution capabilities, and new product categories.

•Complementary Product Portfolio: Searay’s ethnic frozen seafood offering, including its Searay Foods, Thai Best, Pinoy’s Best, Smart Fish, Diamond Shrimp, and Gold Label brands, broadens HF Foods’ specialty product assortment and deepens its presence in the seafood category, which represents approximately 36% of HF Foods’ existing net revenue.

•Cross-Border Synergies: Searay’s recently established U.S. operations, including its planned Los Angeles direct import operations, are expected to benefit from HF Foods’ existing distribution network, sourcing scale, and West Coast infrastructure.

•Attractive Financial Profile: Searay has demonstrated a revenue compound annual growth rate of approximately 15% from FY2019 to FY2024 and strong Normalized EBITDA margins of approximately 14-15%, supported by disciplined inventory management and long-tenured supplier and customer relationships.

•Accretive Transaction: The acquisition is expected to be accretive to HF Foods’ Adjusted EBITDA and margins, consistent with the Company’s previously communicated target of expanding consolidated Adjusted EBITDA margin to 4.5%-5.0%+ over the next three to five years.

Transaction Details

HF Foods will acquire up to 100% of Searay Foods Inc., Morgan Foods Inc., and Searay Foods USA Inc. for total consideration of approximately CAD$47.9 million (approximately US$35 million based on current exchange rates), representing approximately 5.0x Searay's 2025 Adjusted EBITDA of approximately CAD$9.6 million. The consideration is expected to be funded through a combination of cash on hand and newly issued shares of HF Foods common stock; the final split between cash and stock consideration will be disclosed at closing. Following the closing of the transaction, Searay's existing management team, led by incoming Chief Executive Officer Derick Ngan, is expected to continue to lead Searay's day-to-day operations as a subsidiary of HF Foods.

The transaction is expected to close in Q3 2026, subject to customary closing conditions, including regulatory approvals.

About HF Foods Group Inc.

HF Foods Group Inc. is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian restaurants and other foodservice customers throughout the United States. HF Foods aims to supply the increasing demand for Asian American restaurant cuisine, leveraging its nationwide network of distribution centers and its strong relations with growers and suppliers of fresh, high-quality specialty restaurant food products and supplies in the US and Asia. Headquartered in Las Vegas, Nevada, HF Foods trades on Nasdaq under the symbol “HFFG”. For more information, please visit www.hffoodsgroup.com.

About Searay Foods Inc.

Founded in 2000 and headquartered in Richmond, British Columbia, Searay Foods Inc. is a leading Canadian importer and distributor of branded ethnic and specialty frozen seafood, serving retail, wholesale, and restaurant customers across North America. Searay sources premium frozen seafood from more than 80 suppliers worldwide and distributes its products through six proprietary brands, including Searay Foods, Thai Best, Pinoy’s Best, Smart Fish, Diamond Shrimp, and Gold Label.

Forward-Looking Statements

All statements in this news release other than statements of historical facts are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and contain our current expectations about our future results, including statements regarding the expected timing, benefits, and effects of the proposed acquisition of Searay. We have attempted to identify any forward-looking statements by using words such as “expects,” “believes,” “anticipates,” “plans,” “will,” “target” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events, or financial positions to differ materially from those included within or implied by such forward-looking statements, including risks relating to the Company’s ability to satisfy closing conditions and consummate the proposed acquisition on the anticipated terms or timing, or at all, risks relating to the Company’s ability to successfully integrate Searay’s operations and realize anticipated synergies, risks relating to the impact of foreign currency fluctuations, and other factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the Securities and Exchange Commission (the “SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

Contacts:

ICR
Anna Kate Heller
hffoodsgroup@icrinc.com